Exhibit 10.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE THE

COMPANY BELIEVES IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Call Center Services Agreement

This Call Center Services Agreement, together with one or more Statements of Work (each an “SOW”) signed by the Parties, (collectively, the “Agreement”) is entered into by and between Facebook Ireland Limited, with offices at 4 Grand Canal Square, Grand Canal Harbour, Dublin, 2, Ireland (“Facebook”) and Teledirect Pte Ltd, with offices at 750B Chai Chee Road, #04-05 to 08, Technopark@Chai Chee, Singapore 469002 (“Company”) effective as of November 18, 2015 (the “Effective Date”). The parties hereby agree as follows:

Recitals

1.	Facebook operates an online social networking platform through which it offers various products and services.

2.	Company operates a call center through which it is capable of providing certain Services, in the Territory, including Thailand, Malaysia, Philippines and Singapore.

3.	The parties desire to collaborate whereby Company will provide such Services in the Territory throughout the Term (defined below) conducted through call centers operated by Company.

1.	Definitions. In addition to those definitions set forth elsewhere in this Agreement. the following capitalized terms shell have the meanings set forth below:

(A)	“Billable Hour(s)” means [***].

(B)

“Confidential Information” means and includes (i) regardless of any marking or failure to mark or identity as confidential: the terms of this Agreement, the identification of and information regarding any and all Facebook employees and Users, all Materials, all Facebook Data, and any and all information, in any form, that is disclosed, provided or otherwise made available to Company in connection with this Agreement or to which Company may have access in connection with this Agreement, all technical and non-technical information concerning or related to the Facebook Properties (including the discovery, invention, research, improvement, development, marketing or sale thereof), analytics, processes, financial data and models, business and marketing plans, and general business operations, and (ii) all other information that is: either: (a) designated as confidential by Facebook at the time of disclosure; or (b) should reasonably be considered, given the nature of the information or the circumstances surrounding its disclosure, to be confidential.

(C)

“Company Personnel” mean any employees of Company or Temp Staff, including but not limited to sales and account executives or operations managers, who are assigned to and/or perform any services in connection with the Facebook account relationship.

(D)	“Facebook Competitor(s)” means [***].

(E)

“Facebook Data” means any and all data and information received, stored, collected or otherwise obtained or accessed by or made available to Company in connection with this Agreement, performance of this Agreement, access to any Sites (defined below) or any Systems (defined below) regarding any aspect of Facebook’s business, including all personally identifiable information and all other data or information concerning or provided by or on behalf of any Facebook employee, User, business partner or content provider, and other information such as system procedures, employment practices, finances, inventions, business methodologies, trade secrets, copyrightable and patentable subject matter.

(F)

“Facebook Marks” means Facebook trademarks, trade names, service marks, service names, logos, and distinct brand elements that appear from time to time on the Facebook Properties and are protected under copyright law or as to which Facebook and/or its affiliates have established trademark or trade dress rights, and any modification to the foregoing that may be created by Facebook during the Term.

(G)

“Facebook Properties” means the online properties, products, services, websites, widgets, Facebook e-mail addresses and systems, applications and pages, including, without limitation, those accessible in whole or in part through any platform, medium or device, whether presently existing or later developed, that are developed in whole or in part by or for Facebook or its affiliates throughout the world.

(H)

“Facebook Property” means, collectively, the Facebook Marks, Materials, Feedback, Facebook Data, Prospect Lists, Facebook Properties and Confidential Information, and all intellectual property rights contained therein.

(I)

“Laws mean, collectively, any and all statutes, regulations, rules, orders, codes, ordinances, and requirements of any and all governmental agencies, legislative bodies, and regulatory authorities that may be applicable to the activities contemplated by this Agreement, including but not limited to all consumer protection laws, advertising law, privacy laws and regulations, laws governing the handling, collection and/or processing of any Facebook Data (including, without limitation User information) or consumer payment, credit card or banking information.

(J)

“Materials” mean, collectively, any and all offline and online marketing and promotional materials concerning Facebook, the Facebook Properties and advertising opportunities on the Facebook Properties in the Territory, as made available by Facebook and/or its affiliates from time to time, pursuant to this Agreement, and/or as approved by Facebook in advance and in writing.

(K)

“Services” means, for purposes of this Agreement the call center services described in the applicable SOW, conducted through call centers operated and managed by Company in the Territory in accordance with the terms of this Agreement and all Laws.

(L)	“Term” shall have the meaning set forth below in Section 15A.

(M)

“Territory” means and is limited to the countries identified in the applicable SOW, but excluding any destinations that are currently (or at any time during the Term) subject to U.S. or EU embargoes or trade sanctions.

(N)

“User(s)” means, individually and collectively, any person(s) or entity(ies) that has been, is and/or becomes an end user of, or is an existing advertiser or prospective advertiser on, any of the Facebook Properties, products or services offered or made available through the Facebook Properties, or products or services offered by affiliates or any entity(ies) that Facebook or its affiliates may acquire after the Effective Date, either within or outside the Territory.

2.	Scope of Relationship.

(A)

General. Subject to the terms of this Agreement, Company will perform the Services in the Territory in accordance with the requirements and deadlines in the applicable SOW(s). The form of SOW is set forth in Exhibit A to this Agreement. SOWs may be entered into under this Agreement by Facebook or any of its affiliates. The entity that executes an SOW with Company shall be considered “Facebook” for all purposes of the SOW and this Agreement and the SOW shall be considered a two party agreement between Company and such entity. Facebook may request modifications to a SOW at any time. In that event, the parties will document such modifications in a written change order. Any impact to delivery dates and pricing must be mutually agreed. No change order shall be binding on either party until executed by Facebook and Company.

(B)	Rights Reserved by Facebook.

(i)

Company understands and agrees that the Services are non-exclusive and that Facebook will, directly and indirectly, provide services that are similar to or compete with the services provided by Company hereunder to any person or entity within or outside the Territory during and after the Term without limitation of any kind upon Facebook or its affiliates. Company hereby accepts the foregoing authorization under these terms and conditions and agrees to perform its obligations hereunder and comply with this Agreement.

(ii)

Company acknowledges and agrees that nothing in this Agreement limits or shall in any way be construed as limiting: (a) Facebook’s (or its affiliates’) own advertising, marketing, promotion, sales, support, or account management activities either within or outside the Territory, during or after the Term, (b) Facebook’s (or its affiliates’) sale of any advertising or promotional opportunities on or in connection with any Facebook Properties, including but not limited to either within or outside the Territory, during or after the Term, (c) Facebook’s appointment of other service providers, marketers, resellers, agents, licensees, or distributors, (d) Facebook’s ability to sell directly to any person or entity, or (e) any other rights that Facebook has or may have in the future. Company further acknowledges and agrees that Facebook has the sole right to sell and license the advertising and promotional rights with respect to the Facebook Properties, and Facebook will retain any and all revenue generated from any sales or licenses of advertising or promotional rights.

3.	Limited Exclusivity of Company.

Unless agreed to in writing by Facebook, Company covenants and agrees to the following exclusivity obligations: Company will not, directly or indirectly, permit, assign or authorize any senior individual Company Personnel to work with or perform any services for any Facebook Competitor during and for a period of [***] from the date on which such applicable individual Company Personnel ceases to perform Services for Facebook (the “Exclusivity Period”). In this instance “Senior Individual” can be defined as Vendor Program Manager assigned to a Facebook Program. For the avoidance of doubt, call center agents or team leaders are not subject to this regulation.

4.	Material License.

(A)

Subject to Company’s compliance with the terms and conditions of this Agreement, Company is granted a non-exclusive, non-transferable, revocable, limited license (without the right to sublicense) during the Term to use the Facebook Materials solely to provide Services in the Territory as expressly authorized under this Agreement; but not otherwise. Company also agrees to comply with the Facebook e-mail, trademark, communications and branding guidelines and requirements at all times in performing this Agreement, including, without limitation, with respect to all Services communications to Facebook employees and/or Users, if any, originating from a Facebook e-mail address or any other uses of the Facebook Properties. These e-mail, trademark, communications and branding guidelines will be furnished to Company and may be updated by Facebook from time to time.

(B)

Company covenants and agrees that Company will not sublicense, sell, distribute, reproduce, modify, publicly perform, or display any Materials, in whole or in part, and that Company’s use of the Materials will comply with this Agreement, all Laws and the guidelines provided by Facebook from time to time.

(C)

Company will not use Facebook Marks or any Materials in a manner that reflects negatively, disparages, or tarnishes the name, reputation, image or goodwill of Facebook or its affiliates, or any of their respective products or services.

5.	Covenants.

(A)

General Covenants. Company covenants and agrees that it will: (i) act at all times and conduct its activities in a professional and competent manner and operate its business in a manner that reflects well on the goodwill, good name and good reputation of Facebook, (ii) perform all Services described in the applicable SOW (Services) with a degree of quality equal to or higher than applicable industry standards, (iii) perform its obligations hereunder utilizing its own personnel and agents but not utilizing subcontractors or vendors, (iv) not modify the Materials or create, combine or provide any other content or materials for use in connection with the Materials that has not been specifically approved in advance and in writing by Facebook, (v) not engage in any illegal, false or deceptive advertising or practices in the course of Company’s business activities, including the Services, (vi) not make any representations, warranties, or guarantees to Facebook employees, Users, or any other person or entity on behalf of Facebook or regarding the Facebook Properties, (vii) not, directly or indirectly, whether acting on its own behalf or on behalf of any Facebook Competitor, solicit or attempt to solicit any Facebook employees or Users (viii) adhere to its obligations and commitments contained in Section 3 above for the duration of the applicable Exclusivity Periods, (ix) not use any Facebook Data to, directly or indirectly, advertise, market, promote or sell any third party’s products, services, or offerings or any advertising opportunities in connection therewith to any User; and (x) ensure that all Services comply at all times with the terms of the service level agreement (“SLA”), if applicable, as set forth in the applicable SOW. [***]

(B)

Regulatory Clearances. Company acknowledges and agrees that the marketing and promotion of advertising opportunities on the Facebook Properties to Prospects in the Territory may require certain regulatory and governmental clearances, approvals, licenses, registrations, disclosures, fees and permits necessary to comply with Laws regarding such marketing and promotional activities. Company covenants and agrees that it will be solely responsible for (i) ensuring all content, information and material communicated in or via any Facebook e-mail address issued to Company complies with all Laws; and (ii) obtaining any and all such regulatory and governmental clearances, approvals, licenses. registrations, disclosures fees and permits necessary to perform Company’s obligations herein. Accordingly, Company is responsible for any and all costs and expenses associated with its compliance with this provision and will promptly deliver to Facebook accurate and complete documentation and evidence of its compliance with this provision that Facebook may request from time to time.

(C)

Compliance with Laws. Notwithstanding Section 18.C Company will comply with all applicable federal, state, county and/or local Laws and regulations and Executive Orders with respect to Company’s employees, contractors, agents and authorized subcontractors who are providing Services on behalf of Company under this Agreement including, but not limited to:

•	wage and hour laws, health and safety laws, family and medical leave laws, military leave laws, workers’ compensation laws, and employment discrimination laws;

•

laws prohibiting discrimination in hiring and employment on the basis of sex, race, age, disability, religion, national origin or any other legally protected basis applicable to Company’s applicants and employees in the jurisdiction(s) where the Services are provided;

•	laws regarding the timely payment of all taxes (e.g., self-employment, social, income, sales, and other applicable state, federal, and local taxes);

•

immigration laws and regulations applicable to their applicants and employees in any jurisdiction, and will not knowingly employ or continue to employ an unauthorized alien (as defined in subsection (h)(3) of the Immigration Reform and Control Act of 1986); and

•

United States Department of Commerce and other United States export control laws and regulations and equivalent laws and regulations outside the U.S., and not produce or distribute any software, products or technical data in any country where such production or distribution would be unlawful.

6.	Performance Standards.

(A)

Training. Company covenants and agrees to require its staff, account executives and operations managers to participate in and undergo any and all training sessions, if any, that Facebook may offer from time to time. Company understands, however, that Facebook makes no commitment to provide such training or related resources but may do so in its sole discretion.

(B)

Staffing and Organization. Company shall assign and manage Company Personnel as necessary to handle and operate the Services under this Agreement. Before assigning any individual Company Personnel to the Facebook account, Company shall: (1) notify Facebook of the proposed assignment, and (2) provide Facebook with a resume and such other information about the individual as may be reasonably requested by Facebook. If Facebook objects to the proposed assignment, the parties shall attempt to resolve Facebook’s concerns on a mutually agreeable basis. Company will use best efforts to ensure continuity of Company Personnel performing the services during the Term. All dedicated Company Personnel will be required to complete [***] of service on the Facebook account before applying for another position within the Company. In the event of a voluntary resignation, involuntary termination for cause, illness, disability, death, reassignment, or long term leave of any Company Personnel with no less than [***] of service (Original Company Personnel) on the Facebook account, Company shall (A) give Facebook as much advance notice as reasonably possible of such development, (B) expeditiously identify suitable replacement Company Personnel, and (C) ensure that replacement Company Personnel is in place no later than the end of the assignment of the Original Company Personnel. If Facebook requests that Company remove any Company Personnel from the Facebook account, within three (3) business days after such request, Company will review and discuss the matter (including Facebook concerns) with Facebook. Company will thereafter promptly review the employee’s actions, record and performance, and handle the matter in full compliance with all applicable employment laws and Company’s employment policies and procedures. Company hereby acknowledges and agrees that at all times that Company shall remain the employer for all Company Personnel assigned to Facebook under this Agreement for all purposes (including legal and tax purposes), and Company is solely responsible for full management of and all legal compliance obligations, including but not limited to those pertaining to employment laws, associated with Company Personnel and the promotion, demotion, termination or resignation of same. Company further acknowledges and agrees that Company Personnel are not employees or co-employees. nor shall they in any way be construed as such, of Facebook or Facebook’s affiliates or agents. Company Personnel shall not be entitled to participate in any of Facebook’s employee benefit plans and Company shall require Company Personnel to acknowledge in writing their agreement of the terms of this clause. Company will ensure that the contract between Company and Company Personnel contains substantially similar terms whereby Company is the employer of Company Personnel and Company Personnel are not a contractor or self-employed worker, and Company Personnel are not employees, nor shall they in any way be construed as such, of Facebook or Facebook’s affiliates or agents.

Performance Metrics: Monthly goals will be set out and defined by the applicable SOW (the “Monthly Goals”). The Company must on a quarterly basis meet no less than [***] of the Monthly Goal. At all times the Company must ensure that no more than [***] of the Company Personnel perform below [***] of the Monthly Goals.

(C)

Facilities. The services provided by Company shall be from one or more Company facilities, each meeting or exceeding the applicable industry standards and any specific minimum physical space or other requirements as may be set forth in the applicable SOW (each, a “Company Facility”) The Company Facility will be segregated (logically and physically) from the other facilities of Company that are used to provide services to any customers other than Facebook. For purposes of this Agreement, a Company Facility may be a portion of a larger Company building or operation, provided it meets the requirements of this Agreement and Facebook’s approval.

(D)

Facility Proposals and Selection. No services will be provided to any Facebook Competitor from the same floor within the Company Facility at which Facebook services are to be provided pursuant to this Agreement. Company shall ensure no Company personnel who perform services for any Facebook Competitor will have access to the applicable Company Facility from which services are provided to Facebook. Company will ensure that each Company Facility and the infrastructure contained within it are a safe and healthy workplace that is maintained and secured in accordance with best industry standards and practices.

(E)

Facility Management. The day-to-day operation of each Company Facility will be supervised and managed by Company in a manner necessary to provide the services as required under this Agreement. Facebook shall be entitled to assign Facebook employees and agents to review operations of arty Company Facility from time to time. Any such Facebook employee or agent shall not have any supervisory or managerial responsibility with respect to any Company employees or services.

(F)

Changes to Staffing Facilities or Service. Except for the voluntary resignation, involuntary termination for cause. illness, disability or death of any Company personnel, Company shall not make any changes to the services, more than [***] Company Personnel (including but not limited to sales and account representatives, or operations managers) assigned to the Facebook account within [***], or to the location of the Company Facilities assigned to the Facebook account, without the prior written approval of Facebook. Facebook may approve or reject any or all such changes in its sole discretion.

7.	Compensation.

(A)

Fees. Company shall be paid for Billable Hours under the rate structure and currency set forth in the applicable SOW (Compensation), for the Services (the “Fees”), subject to the maximum stated in that SOW. [***] Any and all invoices for Fees shall also be accompanied and supported by detailed time entries for each increment of a Billable Hour expended in performing the Services.

(B)	Expenses. [***]

(C)

Invoices. Fees and expenses shall not be invoiced by Company unless each invoice is accompanied by a detailed report identifying the basis for such Fees and expenses covered by that invoice. In addition, Company will ensure that all invoices include the applicable PO number and are sent to the PO “Bill To” address. Company understands that in no event will Facebook process any invoice that does not comply with these requirements or that does not include the applicable report and supporting documentation.

(D)	Taxes. Each party is solely responsible for the payment of taxes on its own net income.

(E)

Payment. Payments shall be made in [***] as set forth in the applicable SOW or as otherwise determined by Facebook, within [***] of receipt of an undisputed invoice. Facebook reserves rights of setoff and withholding from any amounts otherwise due Company. Facebook further reserves the right to dispute any invoice in good faith and non-payment of a disputed invoice shall not constitute a breach by Facebook or permit suspension on Company’s part.

(F)

Reporting. Company will provide Facebook with reports, data and analysis containing information in reasonable detail regarding its performance of the Services, and any other information that Facebook may reasonably require. All reports delivered or made available to Facebook become Facebook Confidential Information and Facebook Property.

(G)	Audits. [***]

8.	Security.

(A)

Site and System Access. If Company obtains or is granted access to any: (a) Facebook and/or Facebook affiliate facility or location (each a “Site”) and/or (b) Facebook’s and/or any of its affiliates’ respective (owned, leased or licensed) systems, networks, software programs, databases, computers. telecommunications or other information systems owned, controlled or operated by or on their respective behalf (collectively “Systems”), then such access, in all cases, is subject to Company’s compliance with all then-current Facebook policies, including, but not united to all security, safety, environmental, information technology, legal, and business conduct policies. Any access to any Sites and/or Systems is strictly for the purpose of Company’s performance of the Services during the Term, but not otherwise. In no event shall Company access or make use of any Sites or Systems except to perform the Services.

(B)	Data Security. [***]

9.	Confidentiality.

In the performance of or otherwise in connection with this Agreement, Facebook may provide, disclose or otherwise make available to Company certain Confidential Information. Company covenants and agrees that it and its employees and agents will hold such Confidential Information in strict confidence and will: (i) use the Confidential Information solely for the purpose of providing the Services to Facebook, but not otherwise; (ii) take suitable precautions and measures to maintain the confidentiality of the Confidential Information at all times; and (iii) not disclose the Confidential Information to any person or entity other than employees of Company who have a need to know the Confidential Information to perform Company’s obligations under this Agreement, provided such employees are bound to written obligations of confidentiality with respect to the Confidential Information that are no less restrictive than those contained herein. Company agrees to have all Company Personnel assigned to provide services to Facebook or any of its subsidiaries sign an agreement that substantially covers the confidentiality and assignment rights as set out in the Form Confidential Information and Invention Assignment Agreement (CIIAA) (Exhibit B) prior the date on which Services are first rendered to Facebook.

10.	Ownership.

(A)

General. All rights, title and interest, including all intellectual property rights, in and to the Facebook Property are and shall remain the sole and exclusive property of Facebook. Company acknowledges and agrees that: (i) Facebook owns all information concerning the Users, (ii) Facebook maintains User information derived from sources other than Company, and (iii) Facebook owns any and all information collected by Company and/or Facebook from Users, whether or not Company has derived or maintains identical information or has or asserts any rights therein; all of the foregoing listed in (i) through (iii) are included in the meaning of Facebook Data. Company hereby disclaims any right or interest whatsoever in the Facebook Data and agrees not to contest Facebook’s rights therein. Nothing in this Agreement shall confer in Company any right of ownership in any Facebook Property, and Company shall not purchase or bid on keywords that are Facebook Marks or any combination of keywords which are or include Facebook Marks from any third party advertising program.

(B)

Reservation. Company shall not dispute or contest Facebook’s ownership of the Facebook Property. This Agreement does not grant Company any implied rights or licenses with respect to Facebook Property. All rights and privileges not expressly granted by Facebook in this Agreement are hereby reserved by Facebook. Company agrees that any goodwill associated with or arising from use of the Facebook Marks by Company shall inure to the benefit of Facebook.

(C)	Feedback. [***]

11.	Representations and Warranties.

(A)	Mutual. [***]

(B)	Company Representations. [***]

(C)	Disclaimer. [***]

12.	Indemnification. [***]

13.	Limitation of Liability.

(A)	[***]

(B)	[***]

(C)	[***]

(D)	[***]

(E)	[***]

14.	Term and Termination.

(A)

Term. Unless terminated earlier as provided herein, the initial term of this Agreement shall be for a period of twelve (12) months from the Effective Date (“Initial Term”). Unless Facebook provides written notice of its election not to renew this Agreement upon no less than fifteen (15) days’ written notice prior to expiration of the then-current term, this Agreement shall automatically renew for additional twelve (12) month periods (each a “Renewal Term”). The Initial Term and all Renewal Terms shall be collectively referred to as the “Term.”

(B)	Termination.

(i)

Except for any of the instances of default identified in Section 15B(ii) below, either party may terminate this Agreement upon written notice in the event the other party breaches any of its obligations hereunder and fails to cure such breach within [***] of its receipt of the written termination for cause notice.

(ii)

Notwithstanding anything to the contrary, Facebook shall have the right to terminate this Agreement immediately upon notice and without the offer of any cure period in the event of any of the following events of default: [***]

(iii)

Facebook may terminate this Agreement and/or any SOW at any time and for any reason or no reason upon [***] written notice. Any termination of a SOW shall not result in termination of any other SOW(s) or this Agreement. However any termination of this Agreement shall result in termination of all then-pending SOW(s).

(C)

Effect of Termination. Upon expiration or any termination of this Agreement: (i) Company will immediately cease and desist all Services: (ii) Company will immediately cease and desist use of the Materials, including Facebook Marks; (iii) Company will promptly return to Facebook all Materials and Confidential Information, and (iv) Company shall reasonably cooperate with Facebook to transition the Services to Facebook or its designated service provider.

(D)

Survival. All defined terms and the following Sections of this Agreement shall survive expiration or any termination of this Agreement: 1 (Definitions), 2B (Scope of Relationship), 3 (Exclusivity), 5B-5C (Materials License), 6 (Covenants), 10 (Confidentiality), 11 (Ownership), 12 (Representations and Warranties), 13 (Indemnification), 14 (Limitation of Liability), 15C (Effect of Termination), 15D (Survival), 16 (Publicity), 17 (Dispute Resolution) and 18 (General).

15.	Publicity.

Company understands and agrees that (A) it will not use Facebook’s name, logo or trademarks or issue any public announcements or press releases regarding this Agreement, (B) Company is prohibited from confirming or commenting on any information, public or otherwise, concerning Facebook or its business, regardless of its accuracy, without Facebook’s prior specific written permission in each instance, and (C) Company will keep confidential the nature of its relationship with Facebook (including, but not limited to the business purposes under this Agreement).

16.	Dispute Resolution.

In the event of any dispute or controversy between the parties, the parties shall attempt to resolve the dispute in a fair and reasonable way. To that end, the parties shall first attempt to resolve such dispute or controversy through one senior management member of each party. Notwithstanding the foregoing, Facebook is entitled to and shall have the right to immediately seek equitable relief in order to protect any rights with respect to Company’s obligations as set forth in Section 3 (Limited Exclusivity), Section 7F (Changes to Staffing, Facilities and Services), Facebook’s Confidential Information, ownership in Facebook Property and/or intellectual property assets of Facebook, its affiliates and/or licensors. Company hereby waives any bond requirements that may otherwise be applicable in order for Facebook to pursue or be granted such equitable relief.

17.	General.

(A)

Independent Contractors. Company is an independent contractor and not an employee, partner, agent or joint venturer. Company will be solely responsible for any and all obligations and payments due with respect to its employees and contractors. Neither party will make any commitment, by contract or otherwise, binding upon the other or represent that it has any authority to do so. This is not an exclusive agreement as to Facebook’s obligations, duties or authorizations. Company agrees that Facebook reserves the right to engage and use other parties to provide services that are the same or similar to the Services and other services offered and/or performed by Company hereunder.

(B)

Assignment. Neither party may assign this Agreement without the prior written consent of the other party and any attempt to do so will be null and void. Notwithstanding the foregoing, Facebook may assign this Agreement to an entity in connection with a reorganization, merger, consolidation, acquisition, or other transaction involving all or substantially all of the voting securities or assets of Facebook upon written notice to Company.

(C)

Governing Law. This Agreement will be governed and construed under the laws of Singapore without regard to conflicts of law provisions. Any suit or proceeding arising out of or relating to this Agreement will be brought in the courts in Singapore, and each party irrevocably submits to the jurisdiction and venue of such courts.

(D)

Insurance. Company, at its sole cost and expense, will maintain in effect at all times during the Term adequate insurance to cover any liabilities which may arise as a result of Company’s performance under this Agreement. Company’s insurance coverage, however, will not limit Company’s liability under this Agreement.

(E)

Nondiscrimination. To the extent required by applicable law, Company shall comply with the following: (a) Company shall abide by the requirements of 41 CFR 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities; (b) Company shall abide by the requirements of 41 CFR 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans; and (c) Company shall also abide by the requirements of Executive Order 11246 and the requirements of 41 C.F.R. §60-1.4(3) which requires Company to take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

(F)

Anti-Bribery. Company, in connection with its provision of the Services pursuant to this Agreement shall refrain from: (i) offering, giving or promising, directly or indirectly, money or anything of value to any person in any manner that would constitute commercial bribery or an illegal kickback, or would otherwise violate any applicable anti-bribery law, and (ii) offering, giving or promising, directly or indirectly, money or anything of value to a Government Official or other person to influence a Government Official in his or her official capacity, induce a Government Official to do or omit to do any act in violation of his or her lawful duty, or to secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person. For the purposes of this section, “anything of value” shall include, but not be limited to, cash or a cash equivalent, discounts, gifts, use of materials, facilities or equipment, entertainment, drinks, meals, transportation, lodging, or promise of future employment. “Government Official” shall mean any official or employee of any national, state, regional, provincial, city, local, tribal, or foreign government; any official or employee of any government department, agency, commission, or division; any official or employee of any state-owned or state-controlled enterprise; any official or employee of a public educational, scientific or research institution; any political party or any official or employee of a political party; any candidate for public office, any official or employee of a public international organization; any person acting on behalf of or any relatives or close family/household members of any of those listed above.

(G)

Entire Agreement. This Agreement is the entire agreement of the parties as to the subject matter and supersedes all prior written and oral agreements and understandings relating to same. This Agreement may only be modified or amended in a writing signed by the parties.

(H)	Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except specifically in a writing signed by the waiving party.

(I)	Severability. If any provision is deemed by a court unenforceable or invalid, that provision will be stricken or modified and the remainder of this Agreement will be in full force and effect.

(J)

Counterparts. This Agreement including any and all SOW(s), may be executed in counterparts, each of which will be deemed an original and together will constitute the same instrument. An executed version of this Agreement that is scanned and delivered via email or fax, will, for all purposes be deemed an original.

(K)	Authority. Each party represents that the individual signing this Agreement has the requisite legal authority to bind the party on whose behalf he/she is signing.

The parties have executed this Agreement by their duly authorized representatives as of Effective Date.

Agreed to and Accepted by:	Agreed to and Accepted by:

Company: Teledirect Pte Ltd	Facebook Ireland Limited

Signature:	Signature:

Title:	Title:

Date:	Date:

Exhibit A

STATEMENT OF WORK No. ________

NO SERVICES MAY BE PERFORMED UNTIL FACEBOOK AND COMPANY SIGN THIS STATEMENT OF WORK AND FACEBOOK ISSUES A VALID PURCHASE ORDER (IF APPLICABLE)

Call Center Services

The purpose of this SOW is to describe the Services that Company will provide to [Facebook Ireland Limited with offices at Grand Canal Square, Grand Canal Harbour, Dublin, 2, Ireland (“Facebook”) under the terms of the Call Center Services Agreement entered into between the parties on _______________ (the “Agreement”). This SOW is made pursuant to and shall be governed by the Agreement. Capitalized terms used in this SOW but not defined herein shall have the meanings given in the Agreement. This SOW is effective as of ________________ (“SOW Effective Date”). Unless terminated earlier in accordance with the terms of the Agreement, the initial term of this SOW shall be for a period of [***] from the SOW Effective Date (“Initial SOW Term”). Unless Facebook provides written notice of its election not to renew this SOW upon no less than [***] written notice prior to expiration of the then-current term, this SOW shall automatically renew for additional [***] (each a “Renewal SOW Term”). The Initial SOW Term and all Renewal SOW Terms shall be collectively referred to as the “SOW Term.”

1.	Point of Contact.

[NAME)

[ADDRESS)

[EMAIL, PHONE/FAX]

2.	Territory.

Company will provide the Services in the following countries: [INSERT APPLICABLE COUNTRIES]

3.	Description of Services

[INSERT THE APPLICABLE DESCRIPTION OF CALL CENTER SERVICES]

4.	Quality Assurance.

Facebook will perform random Quality Assurance audits on both hard metrics as well as subjective assessments such as language and grammar quality, professionalism, accuracy of product knowledge, and brand representation.

5.	Company Facility:

The following Company Facility is approved by Facebook: _________________________

6.	Service Levels:

Company agrees to adhere to the following service levels throughout the Term:

[INSERT THE APPLICABLE SERVICE LEVELS]

7.	Compensation:

Subject to the terms of the Agreement and this SOW, Company shall be paid the following compensation (all amounts in USD).

A.	[***]

B.	[***]

C.	[***]

D.	[***]

E.	[***]

Maximum Payment Amount: Based on the assumptions and requirements set forth In Exhibit A and notwithstanding anything to the contrary, unless otherwise agreed upon in writing by Facebook, the amounts for which Facebook is invoiced by Company under this Agreement shall not exceed a maximum aggregate figure of [***] for each [***] period during the Term. Furthermore, Company acknowledges that in no event is Facebook offering to pay or committing to spend this amount or any particular amount with Company during the Term or during any [***] period within the Term.

The parties have executed this SOW by their duly authorized representatives as of Effective Date.

Agreed to and Accepted by:	Agreed to and Accepted by:

Company:	Facebook Ireland Limited

Signature:	Signature:

Title:	Title:

Date:	Date:

Exhibit B

FORM CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

[***]